The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports First-Quarter 2021 Results
Cincinnati, April 28, 2021 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•First-quarter 2021 net income of $620 million, or $3.82 per share, compared with a net loss of $1.226 billion, or $7.56 per share, in the first quarter of 2020, after recognizing a $385 million first-quarter 2021 after-tax increase in the fair value of equity securities still held.
•$85 million or 62% increase in non-GAAP operating income* to $222 million, or $1.37 per share, compared with $137 million, or 84 cents per share, in the first quarter of last year.
•$1.846 billion increase in first-quarter 2021 net income, primarily due to the after-tax net effect of a $1.761 billion increase in net investment gains and an $86 million increase in after-tax property casualty underwriting income.
•$69.16 book value per share at March 31, 2021, up $2.12 since year-end.
•4.1% value creation ratio for the first three months of 2021, compared with negative 16.4% for the same period of 2020.
Financial Highlights

(Dollars in millions, except per share data)	Three months ended March 31,
	2021	2020	% Change
Revenue Data
Earned premiums	$1,544	$1,456	6
Investment income, net of expenses	174	165	5
Total revenues	2,227	(99)	nm
Income Statement Data
Net income (loss)	$620	$(1,226)	nm
Investment gains and losses, after-tax	398	(1,363)	nm
Non-GAAP operating income*	$222	$137	62
Per Share Data (diluted)
Net income (loss)	$3.82	$(7.56)	nm
Investment gains and losses, after-tax	2.45	(8.40)	nm
Non-GAAP operating income*	$1.37	$0.84	63

Book value	$69.16	$50.02	38
Cash dividend declared	$0.63	$0.60	5
Diluted weighted average shares outstanding	162.5	162.2	0

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 1Q21 Release 1

Insurance Operations Highlights
•91.2% first-quarter 2021 property casualty combined ratio, improved from 98.5% for the first quarter of 2020.
•12% growth in first-quarter net written premiums, reflecting price increases and premium growth initiatives.
•$220 million first-quarter 2021 property casualty new business written premiums, up 2%. Agencies appointed since the beginning of 2020 contributed $11 million or 5% of total new business written premiums.
•$10 million first-quarter 2021 life insurance subsidiary net income, up $23 million from the first quarter of 2020, and 9% growth in first-quarter 2021 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•5% or $9 million increase in first-quarter 2021 pretax investment income, including a 9% increase for stock portfolio dividends and a 5% increase for bond interest income.
•Three-month increase of 2% in fair value of total investments at March 31, 2021, including a 6% increase for the stock portfolio and a decrease of less than 1% for the bond portfolio.
•$3.959 billion parent company cash and marketable securities at March 31, 2021, up 5% from year-end 2020.

Focused on Service
Steven J. Johnston, chairman, president and CEO, commented: “Severe winter weather impacted communities from Washington state to the East Coast, and our claims representatives were there, delivering fast and empathetic claims service.

“In Texas alone, we’re assisting more than 600 primary property casualty policyholders, preparing to pay more than $50 million to help restore lives and livelihoods. Altogether, we experienced nearly $150 million in catastrophe losses in the first quarter of 2021, contributing 10.4 points to our combined ratio, considerably higher than our first-quarter 10-year average of 6.3 points.

“Despite those elevated catastrophe losses, we achieved our best first-quarter combined ratio result in eight years. Producing a 91.2% combined ratio demonstrates the power of our initiatives to balance growth with profitability through pricing segmentation and product and geographic diversification. First-quarter underwriting profit grew $109 million compared to the first quarter a year ago.

“Our current accident year combined ratio before catastrophe losses, which removes much of the variability caused by catastrophes and reserve development, also improved 5.3 points compared with last year’s first quarter to a satisfactory 86.2%. Contributing to that good result was a 3-point improvement in our underwriting expenses due mainly to a few unusual items such as lower levels of business travel spending and uncollectible premiums.”

Achieving Targeted Growth
“Property casualty net written premiums grew 12% for the first quarter compared with the same quarter of 2020. Our standard commercial lines and personal lines policies continued to average renewal price increases at percentages in the mid-single-digit range. Excess and surplus lines policy pricing strengthened to average renewal price increases at percentages in the high-single-digit range.

“Agents continued to respond favorably to the increased availability of pricing segmentation through The Cincinnati Casualty Company and our excess and surplus lines homeowner policies, growing personal lines new business written premiums by 35% over the same period of 2020. Our reinsurance division, Cincinnati Re®, also experienced another strong quarter of growth, contributing 6% to the growth rate for total property casualty net written premiums.

“Our life insurance subsidiary saw a 3% increase in earned premiums in the first quarter of 2021 compared with 2020, including a 9% increase for term life insurance, our largest life insurance product line.”

Financial Strength with Flexibility to Reward Shareholders
“Consolidated cash and total investments topped $22 billion while we prudently added to insurance reserves that in total reached nearly $10 billion. Book value per share rose to $69.16 driven by the contribution of our insurance operations and the strength of our investment portfolio. This ample capital allows us to execute on our long-term strategies and, at the same time, continue to pay dividends to shareholders through the normal variability of investment and insurance markets.

“In January, the board of directors expressed its confidence in our financial strength by again raising the cash dividend. Our value creation ratio, which considers those dividends as well as growth in book value, was 4.1% for the first quarter, on track to meet our annual average target of 10% to 13%.”
                                             CINF 1Q21 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended March 31,
	2021	2020	% Change
Earned premiums	$1,475	$1,389	6
Fee revenues	2	3	(33)
Total revenues	1,477	1,392	6

Loss and loss expenses	923	930	(1)
Underwriting expenses	421	438	(4)
Underwriting profit	$133	$24	454

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	62.6%	66.9%	(4.3)
Underwriting expenses	28.6	31.6	(3.0)
Combined ratio	91.2%	98.5%	(7.3)

			% Change
Agency renewal written premiums	$1,276	$1,198	7
Agency new business written premiums	220	215	2
Other written premiums	197	105	88
Net written premiums	$1,693	$1,518	12

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	57.6%	59.9%	(2.3)
Current accident year catastrophe losses	12.4	9.4	3.0
Prior accident years before catastrophe losses	(5.4)	(2.1)	(3.3)
Prior accident years catastrophe losses	(2.0)	(0.3)	(1.7)
Loss and loss expense ratio	62.6%	66.9%	(4.3)

Current accident year combined ratio before catastrophe losses	86.2%	91.5%	(5.3)

•$175 million or 12% growth of first-quarter 2021 property casualty net written premiums, largely reflecting premium growth initiatives and price increases. Growth included a contribution of 6% from Cincinnati Re.
•$5 million or 2% increase in first-quarter 2021 new business premiums written by agencies. The growth included a $10 million increase in standard market property casualty production from agencies appointed since the beginning of 2020.
•58 new agency appointments in the first three months of 2021, including 15 that market only our personal lines products.
•7.3 percentage-point first-quarter 2021 combined ratio improvement, despite an increase of 1.3 points for losses from catastrophes. The ratio included a decrease of 0.1 points of pandemic-related losses or expenses.
•7.4 percentage-point first-quarter 2021 benefit from favorable prior accident year reserve development of $110 million, compared with 2.4 points or $33 million for first-quarter 2020.
•2.3 percentage-point improvement, to 57.6%, for the three-month 2021 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 1.1 points in the ratio for current accident year losses of $1 million or more per claim.
•3.0 percentage-point decrease in the first-quarter 2021 underwriting expense ratio, compared with the same period of 2020, primarily due to lower levels of business travel spending and uncollectible premiums.
                                             CINF 1Q21 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2021	2020	% Change
Earned premiums	$886	$863	3
Fee revenues	1	1	0
Total revenues	887	864	3

Loss and loss expenses	503	608	(17)
Underwriting expenses	254	276	(8)
Underwriting profit (loss)	$130	$(20)	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	56.7%	70.5%	(13.8)
Underwriting expenses	28.7	32.0	(3.3)
Combined ratio	85.4%	102.5%	(17.1)

			% Change
Agency renewal written premiums	$898	$842	7
Agency new business written premiums	145	154	(6)
Other written premiums	(24)	(24)	0
Net written premiums	$1,019	$972	5

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	60.0%	61.0%	(1.0)
Current accident year catastrophe losses	6.1	10.2	(4.1)
Prior accident years before catastrophe losses	(7.5)	(0.3)	(7.2)
Prior accident years catastrophe losses	(1.9)	(0.4)	(1.5)
Loss and loss expense ratio	56.7%	70.5%	(13.8)

Current accident year combined ratio before catastrophe losses	88.7%	93.0%	(4.3)

•$47 million or 5% increase in first-quarter 2021 commercial lines net written premiums, driven by higher agency renewal written premiums.
•$56 million or 7% increase in first-quarter renewal written premiums, with commercial lines average renewal pricing increases in the mid-single-digit percent range.
•$9 million or 6% decrease in first-quarter 2021 new business written by agencies, largely due to ongoing pricing discipline and economic factors that do not yet indicate a full recovery from pandemic effects.
•17.1 percentage-point improvement in the first-quarter 2021 combined ratio, including a decrease of 5.6 points for losses from catastrophes.
•9.4 percentage-point first-quarter 2021 benefit from favorable prior accident year reserve development of $83 million, compared with 0.7 points or $6 million for first-quarter 2020.
                                             CINF 1Q21 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2021	2020	% Change
Earned premiums	$376	$359	5
Fee revenues	1	1	0
Total revenues	377	360	5

Loss and loss expenses	273	231	18
Underwriting expenses	107	108	(1)
Underwriting profit (loss)	$(3)	$21	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	72.6%	64.2%	8.4
Underwriting expenses	28.5	30.1	(1.6)
Combined ratio	101.1%	94.3%	6.8

			% Change
Agency renewal written premiums	$302	$294	3
Agency new business written premiums	46	34	35
Other written premiums	(10)	(9)	(11)
Net written premiums	$338	$319	6

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	57.3%	60.0%	(2.7)
Current accident year catastrophe losses	20.6	12.0	8.6
Prior accident years before catastrophe losses	(4.5)	(6.5)	2.0
Prior accident years catastrophe losses	(0.8)	(1.3)	0.5
Loss and loss expense ratio	72.6%	64.2%	8.4

Current accident year combined ratio before catastrophe losses	85.8%	90.1%	(4.3)

•$19 million or 6% growth in first-quarter 2021 personal lines net written premiums, including higher renewal written premiums that benefited from rate increases averaging in the mid-single-digit percent range. First-quarter 2021 net written premiums from our agencies’ high net worth clients grew 32%, to $133 million.
•$12 million or 35% increase in first-quarter 2021 new business written by agencies, largely reflecting expanded use of enhanced pricing precision tools.
•6.8 percentage-point increase in the first-quarter 2021 combined ratio, including an increase of 9.1 points for losses from catastrophes.
•5.3 percentage-point first-quarter 2021 benefit from favorable prior accident year reserve development of $20 million, compared with 7.8 points or $28 million for first-quarter 2020.

                                             CINF 1Q21 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2021	2020	% Change
Earned premiums	$89	$78	14
Fee revenues	—	1	(100)
Total revenues	89	79	13

Loss and loss expenses	59	45	31
Underwriting expenses	22	25	(12)
Underwriting profit	$8	$9	(11)

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	66.7%	57.4%	9.3
Underwriting expenses	25.3	31.7	(6.4)
Combined ratio	92.0%	89.1%	2.9

			% Change
Agency renewal written premiums	$76	$62	23
Agency new business written premiums	29	27	7
Other written premiums	(6)	(4)	(50)
Net written premiums	$99	$85	16

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	61.0%	55.7%	5.3
Current accident year catastrophe losses	1.3	0.5	0.8
Prior accident years before catastrophe losses	4.7	0.7	4.0
Prior accident years catastrophe losses	(0.3)	0.5	(0.8)
Loss and loss expense ratio	66.7%	57.4%	9.3

Current accident year combined ratio before catastrophe losses	86.3%	87.4%	(1.1)

•$14 million or 16% increase in first-quarter 2021 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from rate increases averaging in the high-single-digit percent range.
•$2 million or 7% increase in first-quarter new business written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•2.9 percentage-point increase in the first-quarter 2021 combined ratio, including a higher current accident year result and unfavorable reserve development on prior accident years.
•$4 million of first-quarter 2021 unfavorable prior accident year reserve development, compared with $1 million for the first quarter of 2020. The 2021 unfavorable development was due to an updated estimate for salaries and expenses to adjust claims.

                                             CINF 1Q21 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended March 31,
	2021	2020	% Change
Term life insurance	$51	$47	9
Universal life insurance	7	8	(13)
Other life insurance, annuity, and disability income products	11	12	(8)
Earned premiums	69	67	3
Investment income, net of expenses	41	39	5
Investment gains and losses, net	—	(32)	100
Fee revenues	1	—	nm
Total revenues	111	74	50
Contract holders’ benefits incurred	80	73	10
Underwriting expenses incurred	18	18	0
Total benefits and expenses	98	91	8
Net income (loss) before income tax	13	(17)	nm
Income tax provision (benefit)	3	(4)	nm
Net income (loss) of the life insurance subsidiary	$10	$(13)	nm

•$2 million or 3% increase in first-quarter 2021 earned premiums, including a 9% increase for term life insurance, our largest life insurance product line.
•$23 million increase in three-month 2021 life insurance subsidiary net income, largely reflecting investment losses resulting from impairments of fixed-maturity securities during the first quarter of 2020, partially offset by less favorable mortality experience in the first quarter of 2021 due in part to higher pandemic-related death claims.
•$56 million or 4% three-month 2021 decrease, to $1.361 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from a decrease in unrealized investment gains.

                                             CINF 1Q21 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended March 31,
	2021	2020	% Change
Investment income, net of expenses	$174	$165	5
Investment interest credited to contract holders	(26)	(26)	0
Investment gains and losses, net	504	(1,725)	nm
Investments profit (loss)	$652	$(1,586)	nm

Investment income:
Interest	$118	$112	5
Dividends	58	53	9
Other	2	3	(33)
Less investment expenses	4	3	33
Investment income, pretax	174	165	5
Less income taxes	27	26	4
Total investment income, after-tax	$147	$139	6

Investment returns:
Average invested assets plus cash and cash equivalents	$21,776	$19,010
Average yield pretax	3.20%	3.47%
Average yield after-tax	2.70	2.92
Effective tax rate	15.5	15.5
Fixed-maturity returns:
Average amortized cost	$11,395	$11,091
Average yield pretax	4.14%	4.04%
Average yield after-tax	3.45	3.37
Effective tax rate	16.7	16.6

•$9 million or 5% rise in first-quarter 2021 pretax investment income, including a 9% increase in equity portfolio dividends and a 5% increase in interest income.
•$308 million first-quarter 2021 pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended March 31,
	2021	2020
Investment gains and losses on equity securities sold, net	$4	$(4)
Unrealized gains and losses on equity securities still held, net	487	(1,649)
Investment gains and losses on fixed-maturity securities, net	3	(75)
Other	10	3
Subtotal - investment gains and losses reported in net income	504	(1,725)
Change in unrealized investment gains and losses - fixed maturities	(196)	(324)
Total	$308	$(2,049)

                                             CINF 1Q21 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At March 31,	At December 31,
	2021	2020
Total investments	$22,018	$21,542
Total assets	28,313	27,542
Short-term debt	57	54
Long-term debt	788	788
Shareholders’ equity	11,138	10,789
Book value per share	69.16	67.04
Debt-to-total-capital ratio	7.1%	7.2%

•$22.965 billion in consolidated cash and total investments at March 31, 2021, an increase of 2% from $22.442 billion at year-end 2020.
•$12.308 billion bond portfolio at March 31, 2021, with an average rating of A3/A. Fair value decreased $30 million during the first quarter of 2021, including $137 million in net purchases of fixed-maturity securities.
•$9.360 billion equity portfolio was 42.5% of total investments, including $5.422 billion in appreciated value before taxes at March 31, 2021. First-quarter 2021 increase in fair value of $504 million or 6%.
•$2.12 first-quarter 2021 increase in book value per share, including additions of $1.38 from net income before investment gains, $1.47 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, partially offset by $0.63 from dividends declared to shareholders and $0.10 for other items.
•Value creation ratio of 4.1% for the first three months of 2021, including 2.1% from net income before investment gains, which includes underwriting and investment income, and 2.2% from investment portfolio net investment losses and changes in unrealized gains for fixed-maturity securities and negative 0.2% from other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 1Q21 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2020 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 34.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
◦Securities market disruption or volatility and related effects such as decreased economic activity that affect the company’s investment portfolio and book value
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
◦The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
◦The number of policyholders that will ultimately submit claims or file lawsuits
◦The lack of submitted proofs of loss for allegedly covered claims
◦Judicial rulings in similar litigation involving other companies in the insurance industry
◦Differences in state laws and developing case law in the relatively few decisions rendered to date
◦Litigation trends, including varying legal theories advanced by policyholders
◦Whether and to what degree any class of policyholders may be certified
◦The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance
•Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
◦Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
◦Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•Our inability to integrate Cincinnati Global and its subsidiaries into our ongoing operations, or disruptions to our ongoing operations due to such integration
•Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
                                             CINF 1Q21 Release 10

•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Increased competition that could result in a significant reduction in the company’s premium volume
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
◦Downgrades of the company’s financial strength ratings
◦Concerns that doing business with the company is too difficult
◦Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
◦Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax law
◦Increase our other expenses
◦Limit our ability to set fair, adequate and reasonable rates
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings
•Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

                                             CINF 1Q21 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	March 31,	December 31,
	2021	2020
Assets
Investments	$22,018	$21,542
Cash and cash equivalents	947	900
Premiums receivable	2,048	1,879
Reinsurance recoverable	511	517
Deferred policy acquisition costs	880	805
Other assets	1,909	1,899
Total assets	$28,313	$27,542

Liabilities
Insurance reserves	$9,900	$9,661
Unearned premiums	3,181	2,960
Deferred income tax	1,373	1,299
Long-term debt and lease obligations	848	845
Other liabilities	1,873	1,988
Total liabilities	17,175	16,753

Shareholders’ Equity
Common stock and paid-in capital	1,719	1,725
Retained earnings	10,603	10,085
Accumulated other comprehensive income	625	769
Treasury stock	(1,809)	(1,790)
Total shareholders' equity	11,138	10,789
Total liabilities and shareholders' equity	$28,313	$27,542

(Dollars in millions, except per share data)	Three months ended March 31,
	2021	2020
Revenues
Earned premiums	$1,544	$1,456
Investment income, net of expenses	174	165
Investment gains and losses, net	504	(1,725)
Other revenues	5	5
Total revenues	2,227	(99)

Benefits and Expenses
Insurance losses and contract holders' benefits	1,003	1,003
Underwriting, acquisition and insurance expenses	439	456
Interest expense	13	13
Other operating expenses	4	5
Total benefits and expenses	1,459	1,477

Income (Loss) Before Income Taxes	768	(1,576)

Provision (Benefit) for Income Taxes	148	(350)

Net Income (loss)	$620	$(1,226)

Per Common Share:
Net income (loss)—basic	$3.85	$(7.56)
Net income (loss)—diluted	3.82	(7.56)

                                             CINF 1Q21 Release 12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 1Q21 Release 13

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended March 31,
	2021	2020
Net income (loss)	$620	$(1,226)
Less:
Investment gains and losses, net	504	(1,725)
Income tax on investment gains and losses	(106)	362
Investment gains and losses, after-tax	398	(1,363)
Non-GAAP operating income	$222	$137

Diluted per share data:
Net income (loss)	$3.82	$(7.56)
Less:
Investment gains and losses, net	3.10	(10.63)
Income tax on investment gains and losses	0.65	2.23
Investment gains and losses, after-tax	2.45	(8.40)
Non-GAAP operating income	$1.37	$0.84

Life Insurance Reconciliation

(Dollars in millions)	Three months ended March 31,
	2021	2020
Net income (loss) of the life insurance subsidiary	$10	$(13)
Investment gains and losses, net	—	(32)
Income tax on investment gains and losses	—	(7)
Non-GAAP operating income	10	12

Investment income, net of expenses	(41)	(39)
Investment income credited to contract holders	26	26
Income tax excluding tax on investment gains and losses, net	3	3
Life insurance segment profit (loss)	$(2)	$2

                                             CINF 1Q21 Release 14

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended March 31, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,693	$1,019	$338	$99	$237
Unearned premiums change	(218)	(133)	38	(10)	(113)
Earned premiums	$1,475	$886	$376	$89	$124

Underwriting profit (loss)	$133	$130	$(3)	$8	$(2)

(Dollars in millions)	Three months ended March 31, 2020
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,518	$972	$319	$85	$142
Unearned premiums change	(129)	(109)	40	(7)	(53)
Earned premiums	$1,389	$863	$359	$78	$89

Underwriting profit (loss)	$24	$(20)	$21	$9	$14

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 1Q21 Release 15

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended March 31,
	2021	2020
Value creation ratio:
End of period book value*	$69.16	$50.02
Less beginning of period book value	67.04	60.55
Change in book value	2.12	(10.53)
Dividend declared to shareholders	0.63	0.60
Total value creation	$2.75	$(9.93)

Value creation ratio from change in book value**	3.2%	(17.4)%
Value creation ratio from dividends declared to shareholders***	0.9	1.0
Value creation ratio	4.1%	(16.4)%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 1Q21 Release 16